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FORM OF INVESTMENT SUB-ADVISORY AGREEMENT

This AGREEMENT is made as of the __ day of _____ 2012, by and among OMT Capital Management, LLC, a Delaware  limited liability company located at One Montgomery Street, Suite 3300, San Francisco, CA 94104 (the “Sub-Adviser”), and Altegris Advisors, L.L.C., a Delaware limited liability company located at 1200 Prospect Street, Suite 550, La Jolla, CA 92037 (the “Adviser”).

WHEREAS, the Adviser and the Sub-Adviser are each registered as investment advisers under the Investment Advisers Act of 1940, as amended (the “Advisers Act”); and

WHEREAS, Northern Lights Fund Trust, a Delaware statutory trust (the “Trust”), is engaged in business as an open-end investment company with one or more series of shares and is registered under the Investment Company Act of 1940, as amended (the “1940 Act”); and

WHEREAS, the Trust has retained the Adviser to perform investment advisory services for certain fund(s) within the Trust, including the Altegris Equity Long Short Fund, a separate series of the Trust (the “Fund”) under the terms of an investment advisory agreement between the Adviser and the Trust on behalf of the Fund and other fund(s) within the Trust dated January 21, 2011, and as revised on March 23, 2011, August 18, 2011, and as may be further amended in the future) (the “Management Agreement”); and

WHEREAS, the Adviser, acting pursuant to the Management Agreement, wishes to retain the Sub-Adviser, with the approval of the Board of Trustees of the Trust and, if required, the shareholders of the Fund(s), to provide investment advisory services to a portion of the Fund’s assets allocated by the Adviser for management by the Sub-Adviser (the “Allocated Portion”) in accordance with the terms of this Agreement (as may be amended from time to time);

WHEREAS, the Trust has entered into a consulting agreement, as amended from time to time, with Northern Lights Compliance Services, LLC (the “Consulting Agreement”) to provide compliance services to the Trust in respect of the Fund and other series of the Trust, including compliance oversight of the Adviser’s management of the Fund and its delegation of certain duties to the Sub-Adviser as set forth in this Agreement (the Management Agreement and the Consulting Agreement are collectively the “Trust Service Agreements”);

WHEREAS, the Adviser has furnished the Sub-Adviser with copies of each of the following documents: (a) the Trust’s Agreement and Declaration of Trust (such Agreement and Declaration of Trust, as in effect on the date of this Agreement and as amended from time to time, herein called the “Declaration of Trust”); (b) By-Laws of the Trust (such By-Laws, as in effect on the date of this Agreement and as amended from time to time); (c) Prospectus and Statement of Additional Information of the Fund (“Prospectus” and “SAI”); and (d)policies and procedures of the Trust and the Trust Service Agreement that govern the Sub-Adviser’s management of the Allocated Portion under this Agreement.

WHEREAS, each Fund listed in Schedule A is a separate series of the Trust having separate assets and liabilities;

NOW, THEREFORE: the parties hereby agree as follows:

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1.

APPOINTMENT OF SUB-ADVISER.

(a)

Acceptance.  The Sub-Adviser is hereby appointed and the Sub-Adviser hereby accepts the appointment, on the terms herein set forth and for the compensation herein provided, to act as investment adviser to the Allocated Portion of the Fund’s assets.  The Sub-Adviser’s mandate does not extend to the portion of a Fund’s assets not designated to the Allocated Portion or to other Funds of the Trust, and the Sub-Adviser shall not be responsible or liable other than for services with respect to the Allocated Portion.

(b)

Independent Contractor.  The Sub-Adviser shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or be deemed an agent of the Fund.

(c)

The Sub-Adviser’s Representations.  The Sub-Adviser represents, warrants and agrees that it has all requisite power and authority to enter into and perform its obligations under this Agreement, and has taken all necessary corporate action to authorize its execution, delivery and performance of this Agreement.  The SubAdviser represents, warrants and agrees that it is registered as an investment adviser under the Advisers Act and further represents, warrants and agrees that is duly organized and properly registered and operating under the laws of Delaware with the power to own its assets and carry on its business as it is now being conducted and as proposed to be conducted under the terms of this Agreement.  The information contained in the Form ADV of the Sub-Adviser as provided to the Adviser is true and complete, and also as filed with the U.S. Securities and Exchange Commission (“SEC”) and provided to clients, is accurate and complete in all material respects and does not omit to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading

(d)

The Adviser’s Representations.  The Adviser represents, warrants and agrees that it is registered as an investment adviser under the Advisers Act and has all requisite power and authority to enter into and perform its obligations under this Agreement, and has taken all necessary corporate action to authorize its execution, delivery and performance of this Agreement.  The Adviser further represents, warrants and agrees that it has the authority under the Management Agreement to appoint the SubAdviser and that it has received a copy of Part 2 of the Sub-Adviser’s Form ADV.  The Adviser further represents and warrants that the Fund is either (i) excluded from the definition of the term “pool” under Section 4.5 of the General Regulations under the Commodity Exchange Act (“Rule 4.5”), or (ii) a qualifying entity under Rule 4.5(b) for which a notice of eligibility has been filed.  The Adviser further represents, warrants and agrees that is duly organized and properly registered and operating under the laws of Delaware with the power to own its assets and carry on its business as it is now being conducted and as proposed to be conducted under the terms of this Agreement.

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(e)

Plenary authority of the Board of Trustees.  The Sub-Adviser and Adviser both acknowledge that the Fund is a mutual fund that operates as a series of the Trust under the authority of the Board of Trustees.

2.

PROVISION OF INVESTMENT SUB-ADVISORY SERVICES.

The Sub-Adviser will provide for the Allocated Portion a continuing and suitable investment program consistent with the investment policies, objectives and restrictions of the Fund pursuant to investment guidelines established by the Trust and the Adviser and provided to the Sub-Adviser in writing (the “Investment Guidelines”).  The current Investment Guidelines applicable to the Allocated Portion are incorporated in this Agreement and attached hereto as Exhibit A.  From time to time, the Adviser or the Trust may provide the Sub-Adviser with written copies of additional or amended investment guidelines, which shall become effective at such time as agreed upon by both parties and shall be incorporated at that time into Exhibit A.  The Sub-Adviser will manage the investment and reinvestment of the Allocated Portion, and perform the functions set forth below, subject to the overall supervision, direction, control and review of the Adviser, consistent with the applicable Investment Guidelines or any directions or instructions delivered to the Sub-Adviser in writing by the Adviser or the Trust from time to time, and further subject to the plenary authority of the Board of Trustees.

Consistent with the Investment Guidelines, unless otherwise directed in writing by the Adviser or the Trust, the Sub-Adviser shall have full discretionary authority to manage the investment of the Allocated Portion, including the authority to purchase, sell, cover open positions, and generally to deal in securities, financial and commodity futures contracts, options, short-term investment vehicles and other property comprising or relating to the Allocated Portion; place orders for the execution of such transactions with or through such broker dealers as the Sub-Adviser may select; give instructions to the custodian (the “Custodian”) concerning the delivery of securities and transfer of cash for the Allocated Portion; and perform any other act to carry out its obligations under this Agreement.  Notwithstanding the foregoing authorization, the Sub-Adviser’s power of attorney is limited to trading authority for the benefit of the Allocated Portion.

In addition, the Sub-Adviser will, at its own expense, and in the performance of its duties and obligations under this Agreement in respect of the Allocated Portion of Fund assets:

(a)

advise the Adviser and the Trust, from time to time as agreed among the Sub-Adviser, the Adviser and the Trust in connection with investment policy decisions to be made by it regarding the Allocated Portion;

(b)

provide to the Adviser quarterly performance analysis and market commentary (the “Investment Report”) during the term of this Agreement, within fifteen (15) business days after the end of each quarter.  In addition, interim Investment Reports shall be issued at such times as may be mutually agreed upon by the Adviser and Sub-Adviser. The subject of each Investment Report shall be mutually agreed upon by the Adviser and Sub-Adviser, which agreement shall not prohibit the Adviser from publicly distributing the same or similar information as is contained within each Investment Report;

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(c)

submit such reports and information as the Adviser or the Trust may reasonably request to assist the Fund’s Custodian in its determination of the market value of securities held in the Allocated Portion;

(d)

maintain and preserve the records relating to its activities hereunder required by applicable law to be maintained and preserved by the Adviser, to the extent not maintained by the Adviser or another agent of the Trust, and the Sub-Adviser hereby agrees that all records which it maintains for the Fund in respect of the Allocation Portion are the property of the Fund and further agrees to surrender promptly to the Trust or the Adviser copies of any such records upon the Trust’s or Adviser’s request;

(e)

as soon as practicable after the close of business each day, but no later than the close of business the following business day, provide the Custodian with copies of trade tickets for each transaction effected for the Allocated Portion, provide copies to the Adviser and the Trust upon request, and promptly forward to the Custodian copies of all brokerage or dealer confirmations;

(f)

absent specific instructions to the contrary provided to it by the Adviser or the Trust, and subject to the Sub-Adviser’s timely receipt of all necessary voting materials, vote all proxies with respect to investments of the Allocated Portion in accordance with the Sub-Adviser’s proxy voting policy as most recently provided to the Adviser and approved by the Trust;  the Adviser hereby delegates to the Sub-Adviser the Adviser’s discretionary authority to exercise voting rights with respect to the securities and investments of the Allocated Portion. The Sub-Adviser’s proxy voting policies shall comply with any rules or regulations promulgated by the SEC.  The Sub-Adviser shall maintain and preserve a record, in an easily-accessible place for a period of not less than three (3) years (or longer, if required by law), of the Sub-Adviser’s voting procedures, of the Sub-Adviser’s actual votes, and such other information required for the Trust to comply with any rules or regulations promulgated by the SEC in respect of the Fund.  The Sub-Adviser shall supply updates of this record to the Adviser or any authorized representative of the Adviser, or to the Trust on a quarterly basis (or more frequently, if required by law), in order to enable the Trust to complete proxy voting information in respect of the Fund as required by Form N-1A under the 1940 Act and the Securities Act of 1933, as amended (the “Securities Act”), Form N-PX under the 1940 Act and Form N-CSR under the Sarbanes-Oxley Act of 2002, as amended, respectively.  The Sub-Adviser shall provide the Adviser and the Trust with information regarding the policies and procedures that the Sub-Adviser uses to determine how to vote proxies relating to the Allocated Portion. The Trust or the Adviser may request that the Sub-Adviser vote proxies for the Allocated Portion in accordance with the Fund’s proxy voting policies.

(g)

to the extent reasonably requested by the Trust, use its best efforts to assist the Chief Compliance Officer of the Trust (“CCO”) comply with applicable requirements of Rule 38a-1 under the 1940 Act and the Trust Service Agreements,  including, without limitation, providing the CCO with (a) current copies of the compliance policies and procedures of the Sub-Adviser in effect from time to time (including prompt notice

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of any material changes thereto), (b) a summary of such policies and procedures in connection with the annual review thereof by the Trust required under Rule 38a-1, and (c) upon request, a certificate of the chief compliance officer of the Sub-Adviser to the effect that the policies and procedures of the Sub-Adviser are reasonably designed to prevent violation of the Federal Securities Laws (as such term is defined in Rule 38a-1);

(h)

act in conformity with the Investment Guidelines and the terms of this Agreement, and comply with applicable requirements of the 1940 Act, the Internal Revenue Code of 1986 and all other applicable federal laws and regulations, as each is amended from time to time.

(i)

except as permitted by the Trust’s policies and procedures, not disclose but shall treat confidentially all information in respect of the portfolio investments of the Allocated Portion, including, without limitation, the identification and market value or other pricing information of any and all portfolio securities or other financial instruments  held by the Allocated Portion, and any and all trades of portfolio securities or other transactions effected for the Allocated Portion (including past, pending and proposed trades).

The Adviser or its authorized agents will provide timely information to the Sub-Adviser regarding such matters as inflows to and outflows from the Fund and the cash requirements of, and cash available for investment in, the Fund, and the Adviser or its authorized agents will timely provide the Sub-Adviser, or arrange for the Trust to provide the Sub-adviser, with copies of monthly accounting statements for the Fund, and such other information as may be reasonably necessary or appropriate in order for the Sub-Adviser to perform its responsibilities hereunder.

The Adviser or the Trust will be responsible for handling any class actions or other lawsuits involving the Fund or securities held, or formerly held, in the Fund.  Sub-Adviser is not required to take any action or to render investment-related advice with respect to lawsuits involving the Fund, including those involving securities presently or formerly held in the Fund, or the issuers thereof, including actions involving bankruptcy.  In the case of notices of class action suits received by Sub-Adviser involving issuers presently or formerly held in the Fund, Sub-Adviser shall promptly forward such notices to the Adviser or the Trust and, with the consent of the Adviser and the Trust, may provide information about the Fund to third parties for purposes of participating in any settlements relating to such class actions.

3.

ALLOCATION OF EXPENSES.

Each party to this Agreement shall bear the costs and expenses of performing its obligations hereunder.  In this regard, the Adviser and Sub-Adviser acknowledge and agree that the Fund shall assume the expense of:

(a)

brokerage commissions for transactions in the portfolio investments of the Fund, including the Allocated Portion, and similar fees and charges for the acquisition, disposition, lending or borrowing of such portfolio investments;

(b)

Custodian fees and expenses;

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(c)

all taxes, including issuance and transfer taxes, and reserves for taxes payable by the Fund to federal, state or other government agencies; and

(d)

interest payable on any Fund borrowings.

The Sub-Adviser specifically agrees that with respect to the operation of the Allocated Portion, the Sub-Adviser shall be responsible for providing the personnel, office space and equipment reasonably necessary to provide its sub-advisory services in respect of the Allocated Portion hereunder.  If the Adviser has agreed to limit the operating expenses of the Allocated Portion, the Adviser shall also be solely responsible on a monthly basis for any operating expenses that exceed the agreed upon expense limit.  Nothing in this Agreement shall alter the allocation of expenses and costs agreed upon between the Fund and the Adviser in the Management Agreement or any other agreement to which they are parties.

4.

SUB-ADVISORY FEES.

For all of the services rendered with respect to the Allocated Portion as herein provided, the Adviser shall pay to the Sub-Adviser an annual fee, based on the Current Net Assets (as defined below) of the Allocated Portion, as set forth in Schedule A attached hereto and made a part hereof.  Such fee shall be accrued daily and payable monthly.  In the case of termination of this Agreement with respect to the Allocated Portion during any calendar month, the fee with respect to the Allocation Portion accrued to, but excluding, the date of termination shall be paid promptly following such termination.  For purposes of computing the amount of sub-advisory fee accrued for any day, “Current Net Assets” shall mean the net assets of the Allocated Portion, managed by the Sub-Adviser, as of the most recent preceding day for which the Fund’s net assets were computed.  The method of determining net assets of the Allocated Portion for purposes hereof shall be the same as the method of determining net asset value for purposes of establishing the offering and redemption price of shares of the Fund as described in the Fund’s Prospectus and/or SAI.  As soon as practicable after the end of each calendar month, Sub-Adviser will present a billing statement for the sub-advisory fee (calculated as described above) to the Adviser, indicating the total amount of the fee for the month, and any other amounts payable during the period as may be provided for  under this Agreement.  The Adviser agrees to pay the monthly sub-advisory fee no later than the fifteenth (15th) calendar day following receipt of the Sub-Adviser’s billing statement.

5.

PORTFOLIO TRANSACTIONS.

In connection with the investment and reinvestment of the assets of the Allocated Portion, the Sub-Adviser is authorized to select the brokers or dealers that will execute purchase and sale transactions for the Allocated Portion of the Fund’s portfolio (the “Portfolio”) and to use all reasonable efforts to obtain the best available price and most favorable execution with respect to all such purchases and sales of portfolio securities for said Portfolio.  The Sub-Adviser may take into consideration the best net price available; the reliability, integrity and financial condition of the broker-dealer; the size of and difficulty in executing the order; and the value of the expected contribution of the broker-dealer to the investment performance of the Allocated Portion on a continuing basis; and such other criteria as the Sub-Adviser reasonably determines to be relevant.  The Sub-Adviser will not take into consideration the sale of shares in the Fund by such broker-dealers.  The Sub-Adviser shall maintain records adequate to demonstrate compliance with the requirements of this section.  Subject to the policies as the Trust’s Board of Trustees may determine

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and consistent with Section 28(e) of the Securities Exchange Act of 1934, as amended, the Sub-Adviser shall have the right to follow a policy of selecting brokers who furnish brokerage and research services to the Allocated Portion or to the Sub-Adviser, and who charge a higher commission rate to the Allocated Portion than may result when allocating brokerage solely on the basis of seeking the most favorable price and execution.  The Sub-Adviser shall determine in good faith that such higher cost was reasonable in relation to the value of the brokerage and research services provided and shall make reasonable reports regarding such determination and description of the products and services obtained if so requested by the Trust.  It is recognized that those “soft dollar” services may benefit the Sub-Adviser in connection with the Sub-Adviser’s services to other clients or those other clients.

The Adviser authorizes the Sub-Adviser to direct the Custodian to open and maintain brokerage accounts for securities and other property (all such accounts hereinafter called “brokerage accounts”) for and in the name of the Allocated Portion and to execute for the Allocated Portion as its agent and attorney-in-fact standard customer agreements with such broker or brokers as the Sub-Adviser shall select as provided above.  The Sub-Adviser may, using such of the securities and other property in the Allocated Portion as the Sub-Adviser deems necessary or desirable, direct the Custodian to deposit for the Allocated Portion original and maintenance brokerage and margin deposits and otherwise direct payments of cash, cash equivalents and securities and other property into such brokerage accounts and to such brokers as the Sub-Adviser deems desirable or appropriate.  The Sub-Adviser shall cause all securities and other property purchased or sold for the Allocated Portion to be settled at the place of business of the Custodian or as the Custodian shall direct.  All securities and other property of the Allocated Portion shall remain in the direct or indirect custody of the Custodian.  The Sub-Adviser shall notify the Custodian as soon as practicable of the necessary information to enable the Custodian to effect such purchases and sales.

The Sub-Adviser further shall have the authority to instruct the Custodian (i) to pay cash for securities and other property delivered to the Custodian for the Allocated Portion, (ii) to deliver securities and other property against payment for the Allocated Portion, and (iii) to transfer assets and funds to such brokerage accounts as the Sub-Adviser may designate, all consistent with the powers, authorities and limitations set forth herein.  The Sub-Adviser shall not have authority to cause the Custodian to deliver securities and other property, or pay cash to the Sub-Adviser except as expressly provided herein.

In no instance will the Allocated Portion be purchased from or sold to the Adviser, Sub-Adviser, the Trust’s principal underwriter or any affiliated person of any of the Trust, Adviser, Sub-Adviser or the Trust’s principal underwriter, acting as principal in the transaction, except to the extent permitted by the SEC, the 1940 Act and/or the Trust’s written policies and procedures.

6.

LIMITATION ON SUB-ADVISER LIABILITY; INDEMNIFICATION.

(a)

In the absence of willful misfeasance, bad faith or gross negligence on the part of the Sub-Adviser, or reckless disregard of its obligations and duties hereunder, neither the Sub-Adviser nor its affiliates, agents or employees shall be subject to any liability to the Adviser or the Fund for any act or omission in the course of, or connected with, rendering services hereunder. The Sub- Adviser does not guarantee the future performance of the Allocated Portion or any specific level of performance, the success of any investment decision or strategy that Sub-Adviser may use, or the

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success of Sub-Adviser's overall management of the Allocated Portion. The Adviser understands that investment decisions made for the Allocated Portion by Sub-Adviser are subject to various market, currency, economic, political and business risks, and that those investment decisions will not always be profitable.  Sub-Adviser will manage only the Allocated Portion and in making investment decisions for the Allocated Portion, Sub-Adviser will not consider any other securities, cash or other investments owned by the Fund.

(b)

Neither the Adviser nor the Sub-Adviser shall be liable to one another for special, consequential or incidental damages.

(c)

The Sub-Adviser agrees to indemnify the Adviser for, and hold it harmless against, any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Sub-Adviser) or litigation (including reasonable legal and other expenses) to which the Adviser may become subject (“Losses”) as a direct result of Sub-Adviser’s willful  misfeasance, bad faith or gross negligence in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement; provided, however, that nothing contained herein shall require that the Adviser be indemnified for Losses that resulted from the Advisor’s willful misfeasance, bad faith or gross negligence in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement; further provided that the Sub-Adviser shall have been given written notice concerning any matter for which indemnification is claimed under this Section.

(d)

The Adviser agrees to indemnify the Sub-Adviser for, and hold it harmless against, any and all Losses to which the Sub-Adviser may become subject as a direct result of this Agreement or Sub-Adviser’s performance of its duties hereunder; provided, however, that nothing contained herein shall require that the Sub-Adviser be indemnified for Losses that resulted from Sub-Adviser’s willful misfeasance, bad faith or gross negligence in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement; provided that the Adviser shall have been given written notice concerning any matter for which indemnification is claimed under this Section.

(e)

The Adviser is a wholly-owned subsidiary of Genworth Financial, Inc., a publicly traded company (NYSE: GNW), which maintains liability and other insurance coverage for the benefit of its subsidiaries pursuant to general insurance programs that include, but are not limited to, D&O, E&O, and other fiduciary liability insurance coverage, in such types and amounts as it determines are commercially reasonable.

7.

STANDARD OF CARE

The Sub-Adviser shall comply with all applicable laws and regulations in the discharge of its duties under this Agreement; shall (as provided in Section 2 above) comply with the Investment Guidelines; shall act at all times in the best interests of the Allocated Portion of the Fund; and shall discharge its duties with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of a similar enterprise.

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8.

TERM AND TERMINATION OF THIS AGREEMENT; NO ASSIGNMENT

(a)

This Agreement shall become effective as to the Allocated Portion of the Fund upon its approval by the Board of Trustees of the Trust and its execution by the parties hereto.  Unless sooner terminated, this Agreement shall continue for an initial period of no more than two years from the effective date, and thereafter shall continue in effect for successive additional periods not exceeding one (l) year so long as such continuation is approved for the Allocated Portion of the Fund at least annually by (i) the Board of Trustees of the Trust or by the vote of a majority of the outstanding voting securities of the Fund and (ii) the vote of a majority of the Board of Trustees of the Trust who are not parties to this Agreement nor interested persons thereof, cast in person at a meeting called for the purpose of voting on such approval. The terms “majority of the outstanding voting securities” and “interested persons” shall have the meanings as set forth in the 1940 Act;

(b)

This Agreement may be terminated (i) by the Trust with respect to the Allocated Portion on behalf of the Fund at any time without payment of any penalty, by the vote of a majority of the Board of Trustees of the Trust, or by vote of a majority of the outstanding voting securities of a Fund without the payment of any penalties, (ii) by the Adviser at any time, without payment of any penalty upon not more than sixty (60) days’ written notice to the Sub-Adviser, and (iii) by the Sub-Adviser at any time, without payment of any penalty, upon not more than sixty (60) days’ written notice to the Trust and the Adviser.  In the event of a termination, the Sub-Adviser shall cooperate in the orderly transfer of the assets of the Allocation Portion of the Fund and, at the request of the Board of Trustees or the Adviser, transfer any and all books and records in respect of the Allocated Portion of the Fund as are maintained by the Sub-Adviser on behalf of the Fund; and

(c)

This Agreement shall terminate automatically in the event of any assignment thereof, as defined in the 1940 Act.  This Agreement will also terminate immediately in the event that the Management Agreement is terminated.

9.

SERVICES NOT EXCLUSIVE

The services of the Sub-Adviser to the Adviser and to the Fund in respect of the Allocated Portion are not to be deemed exclusive and it shall be free to render similar services to others so long as its services hereunder are not impaired thereby.  It is specifically understood that directors, officers and employees of the Sub-Adviser and of its subsidiaries and affiliates may continue to engage in providing portfolio management services and advice to other investment advisory clients.  The Adviser agrees that Sub-Adviser may give advice and take action in the performance of its duties with respect to any of its other clients which may differ from advice given or the timing or nature of action taken with respect to the Allocated Portion.  The Sub-Adviser, however, shall not provide investment advice to any assets of the Fund other than the Allocated Portion.  Nothing in this Agreement shall be deemed to require Sub-Adviser, its principals, affiliates, agents or employees to purchase or sell for the Allocated Portion any security which it or they may purchase or sell for its or their own account or for the account of any other client.

10.

AGGREGATION OF ORDERS

Nothing in this Agreement shall preclude the combination of orders for the sale or purchase of portfolio securities of the Allocated Portion with those for other accounts managed by the Sub-Adviser or its affiliates, if orders are allocated in a manner deemed equitable by the Sub-Adviser

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among the accounts and at a price approximately averaged.  The Sub-Adviser agrees that (i) it will not aggregate transactions unless aggregation is consistent with its duty to seek best execution; (ii) no account will be favored over any other account; each account participating in an aggregated order will participate at the average share price for all transactions in that security or a given business day, with transaction costs shared pro-rata based on each account’s participation in the transaction; and (iii) allocations will be made in accordance with the Sub-Adviser’s compliance policies and procedures..

11.

NO SHORTING; NO BORROWING

The Sub-Adviser agrees that neither it nor any of its officers or employees shall take any short position in shares of the Fund. This prohibition shall not prevent the purchase of such shares by any of the officers or employees of the Sub-Adviser or any trust, pension, profit-sharing or other benefit plan for such persons or affiliates thereof, at a price not less than the net asset value thereof at the time of purchase, as allowed pursuant to rules promulgated under the 1940 Act.

12.

AMENDMENT

No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by all parties.

13.

NONPUBLIC PERSONAL INFORMATION.

Notwithstanding any provision herein to the contrary, the Sub-Adviser hereto agrees on behalf of itself and its directors, trustees, shareholders, officers, and employees (1) to treat confidentially and as proprietary information of the Fund (a) all records and other information relative to the Fund’s prior, present, or potential shareholders (and clients of said shareholders) and (b) any Nonpublic Personal Information, as defined under Section 248.3(t) of Regulation S-P (“Regulation S-P”), promulgated under the Gramm-Leach-Bliley Act (the “G-L-B Act”), and (2) except after prior notification to and approval in writing by the Trust, not to use such records and information for any purpose other than the performance of its responsibilities and duties hereunder, or as otherwise permitted by Regulation S-P or the G-L-B Act, and if in compliance therewith, the privacy policies adopted by the Trust and communicated in writing to the Sub-Adviser.  Such written approval shall not be unreasonably withheld by the Trust and may not be withheld where the Sub-Adviser may be exposed to civil or criminal contempt or other proceedings for failure to comply after being requested to divulge such information by duly constituted authorities.

14.

CERTIFICATIONS; DISCLOSURE CONTROLS AND PROCEDURES

The Sub-Adviser acknowledges that, in compliance with the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), and the implementing regulations promulgated thereunder, the Trust and the Fund are required to make certain certifications and have adopted disclosure controls and procedures. To the extent reasonably requested by the Trust, the Sub-Adviser agrees to use its best efforts to assist the Trust and the Fund in complying with the Sarbanes-Oxley Act and implementing the Trust’s disclosure controls and procedures.

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15.

COMPLIANCE PROGRAM AND REPORTING

The Sub-Adviser hereby represents and warrants that in accordance with Rule 206(4)-7 under the Advisers Act, the Sub-Adviser has adopted and implemented and will maintain written policies and procedures reasonably designed to prevent violation by the Sub-Adviser and its supervised persons (as such term is defined in the Advisers Act) of the Advisers Act and the rules the SEC has adopted under the Advisers Act (the policies and procedures referred to in this Section are referred to herein as the Sub-Adviser’s “Compliance Program”).

The Sub-Adviser shall furnish the Adviser, the Board of Trustees of the Trust and/or the Chief Compliance Officer of the Trust with such information, certifications and reports as such persons may reasonably deem appropriate or may request from the Sub-Adviser regarding the Sub-Adviser’s compliance with Rule 206(4)-7 of the Advisers Act and the Federal Securities Laws, as defined in Rule 38a-1 under the 1940 Act.  The Sub-Adviser shall make its officers and employees available to the Adviser and/or the Chief Compliance Officer of the Trust from time to time to review the Sub-Adviser’s Compliance Program and its adherence thereto.

16.

REFERENCE TO ADVISER AND SUB-ADVISER

(a)

The Sub-Adviser grants, subject to the conditions below, the Adviser non-exclusive rights to use, display and promote trademarks, symbols, logos or other trade dress of the Sub-Adviser in conjunction with any activity associated with the Fund.  In addition, the Adviser may promote the identity of and services provided by the Sub-Adviser to the Adviser, which references shall not differ in substance from those included in the Prospectus, SAI and this Agreement, in any advertising or promotional materials.  The Adviser shall protect the goodwill and reputation of the Sub-Adviser in connection with marketing and promotion of the Fund.  The Adviser shall submit to the Sub-Adviser for its review and approval all such public informational materials relating to the Fund that refer to any recognizable variant or any registered mark or logo or other proprietary designation of the Sub-Adviser.  Approval shall not be unreasonably withheld by the Sub-Adviser and notice of approval or disapproval will be provided promptly and in any event within three (3) business days.  Subsequent advertising or promotional materials having very substantially the same form as previously approved by the Sub-Adviser may be used by the Adviser without obtaining the Sub-Adviser’s consent unless such consent is withdrawn in writing by the Sub-Adviser.

(b)

Neither the Sub-Adviser nor any affiliate or agent of Sub-Adviser shall make reference to or use the name of the Adviser or any of its affiliates, or any of their clients, except references concerning the identity of and services provided by the Adviser to the Fund in respect of the Allocated Portion or to the Sub-Adviser, which references shall not differ in substance from those included in the Prospectus, SAI and this Agreement, in any advertising or promotional materials without the prior approval of Adviser, which approval shall not be unreasonably withheld or delayed and notice of approval or disapproval will be provided promptly and in any event within three (3) business days.  The SubAdviser hereby agrees to make all reasonable efforts to cause any agent or affiliate of the SubAdviser to satisfy the foregoing obligation.

17.

NOTIFICATION

The Sub-Adviser agrees that it will provide prompt notice to the Adviser and the Trust about material changes in the employment status of key investment management personnel involved

 Final Draft @ 03-28-12 – subject to final review and execution in the management of the Allocated Portion, material changes in the investment process used to manage the Allocated Portion and any changes in senior management, operations or ownership of the Sub-Adviser.

18.

NOTICES

Notices and other communications required or permitted under this Agreement shall be in writing, shall be deemed to be effectively delivered when actually received, and may be delivered by US mail (first class, postage prepaid), by facsimile transmission, by hand or by commercial overnight delivery service, addressed as follows:

ADVISER:	Altegris Advisors, L.L.C. 1200 Prospect Street, Suite 550 La Jolla, CA 92037 Attention: Legal/Compliance Dept.

SUB-ADVISER:	OMT Capital Management, LLC One Montgomery Street, Suite 3300 San Francisco, CA 94104 Attn: Richard Duff

19.

ASSIGNMENT

This Agreement may not be assigned by any party, either in whole or in part, without the prior written consent of each other party.

20.

SEVERABILITY

If any provision of this Agreement shall be held or made invalid by a court decision, statute or rule, or shall be otherwise rendered invalid, the remainder of this Agreement shall not be affected thereby.

21.

CAPTIONS

The caption in this Agreement are not included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

22.

GOVERNING LAW

This Agreement shall be governed by, and construed in accordance with, the laws of the state of Delaware without giving effect to the conflict of laws principles of Delaware or any other jurisdiction; provided that nothing herein shall be construed to preempt, or to be inconsistent with, any federal law, regulation or rule, including the 1940 Act and the Advisers Act, and any rules and regulations promulgated thereunder.

 Final Draft @ 03-28-12 – subject to final review and execution

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day first set forth above.

ALTEGRIS ADVISORS, L.L.C. (Adviser) By: Name: Matthew C. Osborne Title: Executive Vice President

OMT CAPITAL MANAGEMENT, LLC (Sub-Adviser) By: Name: Richard Duff Title: President

 Final Draft @ 03-28-12 – subject to final review and execution

EXHIBIT A

INVESTMENT GUIDELINES

Investment Objectives, Policies & Restrictions

The investment objectives, policies and restrictions as to the Allocated Portion of the Fund are as described in Fund’s current Prospectus and SAI provided by Adviser to the SubAdviser, as may be amended from time to time, and as additionally supplemented, by the terms of this Agreement as applicable to the Sub-Adviser’s management of the Allocation Portion.

SCHEDULE A

Series of Northern Lights Fund Trust	Annualized Sub-Advisory Fee Rate as a Percentage of Daily “Current Net Assets” (as defined in Section 4 of this Agreement) of Allocated Portion
Altegris Equity Long Short Fund

Current Net Assets                             Fee Rate

Less than or equal to

$30 million …………………………… 1.625%

Greater than $30 million

but less than or equal to

$60 million ………………………….... 1.25%

Greater than $60 million ……………  1.10%